STRUCTURED INVESTMENTS

Morgan Stanley

Free Writing Prospectus
Dated May 14, 2009
Registration Statement No. 333-156423
Filed Pursuant to Rule 433

Client Strategy Guide: May 2009 Offerings

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: May 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ..... page 3

Selected Features & Risk Disclosures ..... page 4

Structured Investments Spectrum at Morgan Stanley ..... page 5

Protect Principal Investments	Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 6
	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 7
	Contingent Annual Income Certificates of Deposit based on a Basket of 20 U.S. Equities by HSBC Bank USA, N.A. ..... page 8
	90% Capital Protected Commodity-Linked Notes based on the DJ-UBS Commodity Index℠ by Morgan Stanley ..... page 9
	Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley ..... page 10

Enhance Yield Investments*	9.5% to 13.5% RevCons℠ based on the iShares® Russell 2000® Index Fund (IWM) by Eksportfinans ASA ..... page 11
	16% to 20% RevCons℠ based on the CME Group Inc. (CME) by Eksportfinans ASA ..... page 12

Leverage Performance Investments*	Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 13
	Bull PLUS℠ based on the S&P 500® Index (SPX) by Eksportfinans ASA. ..... page 14
	Bear PLUS℠ based Inversely on the S&P 500® Index (SPX) by Morgan Stanley. ..... page 15
	Buffered PLUS℠ based on the iShares® MSCI EAFE Index℠ Fund (EFA) by Morgan Stanley. ..... page 16
	Bull PLUS℠ based on the iShares® FTSE / Xinhua China 25 Index (FXI) by Morgan Stanley. ..... page 17
	Buffered PLUS℠ based on the Price of Gold by Morgan Stanley ..... page 18

Selected Risks & Considerations ..... page 19

*<u>Note</u>: Enhance Yield Investments and Leverage Performance Investments do not provide principal protection.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2009

                                                                  Morgan Stanley
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Client Strategy Guide: May 2009 Offerings                                 Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley through the date when the ticketing closes for each offering.
Morgan Stanley or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

  o  For Registered Offerings                Morgan Stanley's CIK on the SEC
     Issued by Morgan Stanley:               web site is 0000895421
  o  For Registered Offerings                Eksportfinans's CIK on the SEC
     Issued by Eksportfinans ASA:            web site is 0000700978

Alternatively, Morgan Stanley will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Financial
Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Financial
Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 May  2009

                                                                         page03

                                                                  Morgan Stanley
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Client Strategy Guide: May 2009 Offerings                                 Page 3
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Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o Varying levels of exposure to potential capital appreciation or depreciation
o Returns based on a defined formula
o Variety of underlying assets, including equities, commodities, currencies or interest rates o Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer.
The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 May  2009

                                                                         page04

                                                                  Morgan Stanley
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Client Strategy Guide: May 2009 Offerings                                 Page 5
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Structured Investments Spectrum at Morgan Stanley

Morgan Stanley Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance
Yield, Leverage Performance and Access.

                               [GRAPHIC OMITTED]

Protect Principal Investments combine the return of principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

>    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

>    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

>    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

>    May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                 May  2009

                                                                         page05

Morgan Stanley
Client Strategy Guide: May 2009 Offerings Page 6

Protect Principal Investments

Offering ○ **Capital Protected Notes based on the S&P 500® Index (SPX)**

Strategy Overview	
	✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations	
	✓ Principal protection is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the underlying index does not appreciate ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	May 20, 2014 (5 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount	$10 x Index Percent Change x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Maximum Payment at Maturity	$16.00 to $17.00 per note (160% to 170% of the stated principal amount), to be determined on the pricing date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2009

Morgan Stanley
Client Strategy Guide: May 2009 Offerings
Page 7

Protect Principal Investments

Offering ○ Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX)

Strategy Overview	✓ A market neutral strategy providing positive returns within a predetermined band with full principal protection at maturity, subject to the issuer's credit risk, that may be appropriate for investors who are uncertain which way the market will trade, but hold the view it will trade within a specified range
Risk Consideration	✓ Principal protection is available only at maturity and is subject to the issuer's credit risk ✓ Will yield no positive return if **at any time, on any day**, the underlying asset trades outside a predetermined band ✓ The specified range is wider on the upside than on the downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates than if the underlying index depreciates ✓ Because the lower limit of the specified range is smaller than the upper limit, a decline in the index may be more likely to move the index outside of the index range ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited to the maximum potential return

Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range **at all times** during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	May 20, 2011 (2 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100% of the absolute value of any appreciation or depreciation of the underlying index, as long as the index never trades above or below the index range
Index Range	Any value of the Index that is: • greater than or equal to , which is the Initial Index Value x 67.5% to 72.5%; and • less than or equal to , which is the Initial Index Value x 142% to 147%
Maturity Redemption Amount	$10 *plus* Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	• If **at all times** during the observation period the index value is within the index range: $10 *times* the absolute index return; or • If **at any time on any day** during the observation period the index value is outside the index range: $0
Maximum Potential Return	• If the Final Index Value **increases** from the Initial Index Value: $14.20 to $14.70 per note (142% to 147% of the stated principal amount); or • If the Final Index Value **decreases** from the Initial Index Value: $12.75 to $13.25 per note (127.5% to 132.5% of the stated principal amount)
Observation Period	The period of regular trading hours on each index business day on which there is no market disruption event with respect to the Index, beginning on, and including, the index business day following the pricing date and ending on, and including, the valuation date.
Valuation Date	May 17, 2011, subject to postponement for non-index business days and certain market disruption events.
Absolute Index Return	Absolute value of (Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2009

                                                                  Morgan Stanley
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Client Strategy Guide: May 2009 Offerings                                 Page 8
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Protect Principal Investments

Offering            O  Contingent Annual Income Certificates of Deposit based on a Basket of 20 U.S. Equities

--------------------------------------------------------------------------------
 Strategy           o  Full principal protection, at maturity, subject to
 Overfiew              applicable FDIC Insurance limits and the issuer's
                       credit risk
                    o  May be appropriate for long-term investors who desire
                       principal protection at maturity, but also seek
                       exposure to a broad based basket of equities
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                    o  Principal protection is available only at maturity and
                       is subject to applicable FDIC insurance limits and the
                       issuer's credit risk
Risk                o  Appreciation potential for the performance of each
Consideration          reference issuer is limited by the maximum coupon rate
                    o  Any positive reference security performance by some
                       reference issuers may be partially or wholly offset by
                       the negative reference security performance of other
                       reference issuers
                    o  Contingent annual coupon is variable and may be zero
                       in some or all periods
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The Contingent Annual Income CDs provide exposure to potential price appreciation of a basket of twenty publicly traded securities and if held to maturity 100% principal protection. The CDs offer an opportunity to receive an annual coupon based upon any positive reference security performances.
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Issuer                 HSBC Bank USA, N.A
                       ------------------------------------------------------------------------------------------------
Underlying Reference   Reference Issuer        Ticker   Sector         Reference Issuer       Ticker Industry
Basket
(Equally weighted at 5.00%)
                       ------------------------------------------------------------------------------------------------
                       McDonald's               MCD     Consumer       3M Company              MMM   Industrials
                        Corporation                     Discretionary
                       ------------------------------------------------------------------------------------------------
                       The Walt Disney                  Consumer       The Boeing Company      BA    Industrials
                         Company               DIS      Discretionary
                       ------------------------------------------------------------------------------------------------
                       Kraft Foods Inc.        KFT      Consumer       International Business
                         - Class A   KFT                  Staples        Machines Corp.        IBM   IT Broad Base
                       ------------------------------------------------------------------------------------------------
                       Wal-Mart Stores, Inc.   WMT      Consumer       Microsoft
                                                          Staples        Corporation           MSFT  IT Broad Base
                       ------------------------------------------------------------------------------------------------
                       Chevron Corporation     CVX      Energy         Monsanto Company        MON   Materials
                       ------------------------------------------------------------------------------------------------
                       Exxon Mobil
                         Corporation           XOM      Energy         Nucor Corporation       NUE   Materials
                       ------------------------------------------------------------------------------------------------
                       JPMorgan Chase & Co.    JPM      Financials     Verizon
                                                                         Communications Inc.   VZ    Telecommunications
                       ------------------------------------------------------------------------------------------------
                       Wells Fargo &
                         Company               WFC      Financials     AT&T Inc.               T     Telecommunications
                       ------------------------------------------------------------------------------------------------
                       Abbott Laboratories     ABT      Healthcare     Entergy Corp.           ETR   Utilities
                       ------------------------------------------------------------------------------------------------
                       Johnson & Johnson       JNJ      Healthcare     FPL Group, Inc.         FPL   Utilities
                       ------------------------------------------------------------------------------------------------
Maturity Date          May 29, 2015
                       ------------------------------------------------------------------------------------------------
Redemption Proceeds
  at Maturity          Principal Amount  +  any Coupon due on the Maturity Date
                       ------------------------------------------------------------------------------------------------
Coupon Payment Amount  The Principal Amount  x  the Coupon Rate
                       ------------------------------------------------------------------------------------------------
Coupon Rate            The Coupon Rate on each Coupon Payment Date will be variable and will be equal to the greater of:
                       a) the sum of, for each Reference Security, the product of the Reference Security Performance and the related  Reference Security Weighting and b) zero
                       ------------------------------------------------------------------------------------------------
Reference Security     For each Reference Security and with respect to each Coupon Valuation Date, the lesser of:
Performance            (A) quotient of (1) the Final Share Price - the Initial Share Price, divided by (2) the
                           Initial Share Price, and (B) the Maximum Coupon Rate.
                       The Reference Security Performance of a Reference Issuer may be negative as well as positive.
                       ------------------------------------------------------------------------------------------------
Maximum Coupon Rate    [10% - 15%] (per Reference Security, to be determined on the Pricing Date)
                       ------------------------------------------------------------------------------------------------
Coupon Valuation Dates May 25, 2010, May 25, 2011, May 25, 2012, May 28, 2013, May 27, 2014 and May 26, 2015.
                       ------------------------------------------------------------------------------------------------
Coupon Payment Dates   May 28, 2010, May 31, 2011, May 31, 2012, May 31, 2013, May 30, 2014 and May 29, 2015.
                       ------------------------------------------------------------------------------------------------
Issue Price            $1,000 per CD
                       ------------------------------------------------------------------------------------------------
FDIC Insurance         The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits.
                       The FDIC takes the position that the Coupon Rate is generally not covered by its insurance.
                       ------------------------------------------------------------------------------------------------
Expected Pricing
  Date(1)              This offering is expected to close for ticketing on Thursday - May 21, 2009
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(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley may close the deal prior to, or postpone, the Expected
     Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                  May 2009

                                                                         page08

Morgan Stanley
Client Strategy Guide: May 2009 Offerings Page 9

Protect Principal Investments

Offering ○ **90% Capital Protected Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index℠**

Strategy Overview

- ✓ 90% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying commodity index, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying commodity index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ 90% principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying commodity index does not appreciate
- ✓ Exposure concentrated in physical commodities
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited to the maximum payment at maturity

90% Capital Protected Commodity-Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity. Instead, the payment at maturity will be greater than the $1,000 stated principal amount per note if the final index value is **greater than** the initial index value, subject to a maximum payment amount, and less than the $1,000 stated principal amount per note if the final index value is **less than** the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Dow Jones-UBS Commodity Index℠
Maturity Date	May 29, 2012 (3 Years)
Principal Protection	90% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	▪ If the Final Index Value is **greater than** the Initial Index Value, ○ $1,000 + Supplemental Redemption Amount *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* ▪ If the Final Index Value is **less than or equal to** the Initial Index Value, ○ $1,000 x (Final Index Value / Initial Index Value) *This amount will be less than the stated principal amount of $1,000 unless the Final Index Value equals the Initial Index Value. However, under no circumstances will the payment at maturity be less than the Minimum Payment at Maturity of $900 per note.*
Supplemental Redemption Amount	$1,000 x Participation Rate x Commodity Percent Change; *provided* that the Supplemental Redemption Amount will not be less than zero and will not be more than $700 to $750, as determined on the pricing date.
Maximum Payment at Maturity	$1,700 to $1,750 (170% to 175% of the stated principal amount). The Maximum Payment at Maturity will be determined on the pricing date.
Minimum Payment at Maturity	$900 per note (90% of the stated principal amount)
Commodity Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2009

Morgan Stanley
Client Strategy Guide: May 2009 Offerings | Page 10

Protect Principal Investments

Offering ○ Currency-Linked Capital Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**			
Underlying Basket	The Basket will be composed of 70% equally- weighted developed market currencies and 30% equally-weighted emerging market currencies as follows:			
	70% Developed Market Currencies	**Weighting**	**30% Emerging Markets Currencies**	**Weighting**
	Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
	British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
	Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
	Eurozone euro ("EUR")	11.6667%		
	Japanese yen ("JPY")	11.6667%		
	Swiss franc ("CHF")	11.6667%		
Maturity Date	May 29, 2012 (3 Years)			
Principal Protection	100%, subject to issuer's credit risk			
Participation Rate	160% to 180%, to be determined on the pricing date			
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)			
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.			
Basket Performance	Sum of the currency performance values of each of the basket currencies			
Currency Performance	With respect to AUD, EUR and GBP: (final exchange rate / initial exchange rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (initial exchange rate / final exchange rate) – 1*Under the terms of the note, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*			
Currency Performance Value	Currency Performance x Weighting			
Coupon	None			
Listing	The notes will not be listed on any securities exchange.			
Issue Price	$1,000 per Note			
Expected Pricing Date	This offering is expected to close for ticketing on Thursday – May 21, 2009			

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2009

Morgan Stanley
Client Strategy Guide: May 2009 Offerings
Page 11

Enhance Yield Investments

Offerings

○ **9.5% to 13.5% RevCons[SM] based on the iShares® Russell 2000® Index[SM] Fund (IWM)**

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for no appreciation potential on the underlying shares and full downside exposure to the underlying shares ✓ RevCons offer limited protection against a decline in the price of the underlying shares at maturity, but only if the underlying asset does not close at or below a predetermined knock-in level **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the underlying shares' performance
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying shares if the underlying shares close at or below the knock-in level on any day during the investment term ✓ No participation in any appreciation of the underlying shares ✓ If the underlying shares close at or below the specified knock-in level on any day during the investment term and close below the initial share price at maturity, the RevCons will redeem for underlying shares or the equivalent cash value, which will be less than the initial investment

Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying exchange-traded fund at maturity if the closing price per share of the underlying exchange-traded fund trades at or below the knock-in level on any trading day up to and including the determination date and the closing price per share of the underlying exchange-traded fund on the determination date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if shares of the underlying exchange-traded fund never trade at or below the knock-in level, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying exchange-traded fund. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of Eksportfinans ASA.

Issuer	**Eksportfinans ASA**
Underlying	Shares of the iShares® Russell 2000® Index[SM] Fund (IWM)
Maturity	November 27, 2009 (6 Months)
Payment at Maturity	Either (i) the stated principal amount of $1,000 or (ii) if the closing price of the underlying shares on the determination date is less than the Initial Share Price and the closing price of the underlying shares has declined to or below the specified Knock-In Level on any trading day up to and including the determination date, (x) a number of underlying shares equal to the Share Redemption Amount or (y) at the issuer's option, the cash value of those shares as of the determination date
Determination Date	November 23, 2009
Monthly Coupon	9.5% to 13.5% per annum, payable monthly beginning June 27, 2009. The actual interest rate will be determined on the pricing date.
Knock-In Level	75% of the Initial Share Price
Share Redemption Amount	The stated principal amount divided by the Initial Share Price, subject to adjustment for corporate events.
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – May 8, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2009

Morgan Stanley
Client Strategy Guide: May 2009 Offerings
Page 12

Enhance Yield Investments

Offerings

○ 16% to 20% RevCons[SM] based on the CME Group Inc. (CME)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for no appreciation potential on the underlying shares and full downside exposure to the underlying shares ✓ RevCons offer limited protection against a decline in the price of the underlying shares at maturity, but only if the underlying asset does not close at or below a predetermined knock-in level **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the underlying shares' performance
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying shares if the underlying shares close at or below the knock-in level **on any day** during the investment term ✓ No participation in any appreciation of the underlying shares ✓ If the underlying shares close at or below the specified knock-in level **on any day** during the investment term and close below the initial share price at maturity, the RevCons will redeem for underlying shares or the equivalent cash value, which will be less than the initial investment

Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying exchange-traded fund at maturity if the closing price per share of the underlying exchange-traded fund trades at or below the knock-in level on any trading day up to and including the determination date and the closing price per share of the underlying exchange-traded fund on the determination date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if shares of the underlying exchange-traded fund never trade at or below the knock-in level, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying exchange-traded fund. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of Eksportfinans ASA.

Issuer	**Eksportfinans ASA**
Underlying	CME Group Inc. (CME)
Maturity	November 27, 2009 (6 Months)
Payment at Maturity	Either (i) the stated principal amount of $1,000 or (ii) if the closing price of the underlying shares on the determination date is less than the Initial Share Price and the closing price of the underlying shares has declined to or below the specified Knock-In Level on any trading day up to and including the determination date, (x) a number of underlying shares equal to the Share Redemption Amount or (y) at the issuer's option, the cash value of those shares as of the determination date.
Determination Date	November 23, 2009
Monthly Coupon	16% to 20% per annum, payable monthly beginning June 27, 2009. The actual interest rate will be determined on the pricing date.
Knock-In Level	75% of the Initial Share Price
Share Redemption Amount	The stated principal amount divided by the Initial Share Price, subject to adjustment for corporate events.
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – May 8, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2009

                                                                  Morgan Stanley
--------------------------------------------------------------------------------
Client Strategy Guide: May 2009 Offerings                                Page 13
--------------------------------------------------------------------------------

Leverage Performance Investments
--------------------------------------------------------------------------------
Offering              o Buffered PLUSSMbased on the S&P 500(R)Index (SPX)
--------------------------------------------------------------------------------
Strategy        Leveraged exposure to an underlying asset up to a cap, with full
Overview        downside exposure to the extent losses exceed the buffer amount at maturity

                May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity
--------------------------------------------------------------------------------
Risk            No principal protection
Considerations
                Full downside exposure to the underlying index beyond the buffer amount

                Appreciation potential is limited to the maximum payment at maturity

                Does not provide for current income; no interest payments
--------------------------------------------------------------------------------

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer amount, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                       Morgan Stanley
Underlying                   S&P 500(R) Index (SPX)
Maturity Date                May 20, 2011 (2 Years)
Leverage Factor              200%
Buffer Amount                10%
Payment at Maturity          o If the Final Index Value is greater than the
                             Initial Index Value:
                                o $10 + the Leveraged Upside Payment

                             In no event will the payment at maturity exceed the
                             Maximum Payment at Maturity.

                             o If the Final Index Value is less than or equal to
                             the Initial Index Value but has decreased from the
                             Initial Index Value by an amount less than or equal
                             to the Buffer Amount of 10%:
                                 o $10

                             o If the Final Index Value is less than the Initial
                             Index Value and has decreased from the Initial
                             Index Value by an amount greater than the Buffer
                             Amount of 10%:
                                 o ($10 x the Index Performance Factor) + $1.00

                             This amount will be less than par. However, under
                             no circumstances will the payment at maturity be
                             less than $1.00 per Buffered PLUS.

Leveraged Upside Payment     $10 x Leverage Factor x Index Percent Increase

Index Percent Increase       (Final Index Value - Initial Index Value) / Initial
                             Index Value

Maximum Payment at Maturity  $14.45 to $14.95 per Buffered PLUS (144.5% to
                             149.5% of the stated principal amount), to be
                             determined on the pricing date

Minimum Payment at Maturity  $1.00 per Buffered PLUS (10% of the stated
                             principal amount)

Index Performance Factor     Final Index Value / Initial Index Value

Issue Price                  $10 per Buffered PLUS

Listing                      The Buffered PLUS will not be listed on any
                             securities exchange.

Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Thursday - May 21, 2009

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley may close the deal prior to, or postpone, the Expected
     Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2009
                                                                            p13

Morgan Stanley

Client Strategy Guide: May 2009 Offerings Page 14

Leverage Performance Investments

Offering ○ **Bull PLUS℠ based on the S&P 500® Index (SPX)**

Strategy Overview	
	✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Eksportfinans ASA and all payments on the PLUS are subject to the credit risk of Eksportfinans ASA.

Issuer	**Eksportfinans ASA**
Underlying	S&P 500® Index (SPX)
Maturity Date	June 21, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$12.72 to $13.22 per PLUS (127.2% to 132.2% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: ○ $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **less than or equal** to the Initial Index Value: ○ $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2009

Morgan Stanley

Client Strategy Guide: May 2009 Offerings Page 15

Leverage Performance Investments

Offering ○ Bear PLUS℠ based Inversely on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged short exposure to an underlying asset within a range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if the underlying asset increases in value
- ✓ May be appropriate for investors anticipating moderate price depreciation on the S&P 500® Index and seeking enhanced returns for a certain range of negative price performance, in exchange for a cap on payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Potential loss of up to 80% of your investment if the S&P 500® Index increases in value
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The Bear Market PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Bear Market PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	November 20, 2009 (6 Months)
Leverage Factor	300%
Maximum Payment at Maturity	$11.25 to $11.65 per Bear PLUS (112.5% to 116.5% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **less than** the Initial Index Value: ○ $10 + Enhanced Downside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is **greater than or equal** to the Initial Index Value: ○ $10 – Upside Reduction Amount *In no event will the payment at maturity be less than the Minimum Payment at Maturity.*
Enhanced Downside Payment	$10 x Leverage Factor x Index Percent Decrease
Upside Reduction Amount	$10 x Index Percent Increase
Index Percent Decrease	(Initial Index Value – Final Index Value) / Initial Index Value
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Minimum Payment at Maturity	$2.00 per Bear PLUS (20% of the stated principal amount)
Listing	The Bear PLUS will not be listed on any securities exchange.
Issue Price	$10 per Bear PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2009

                                                                  Morgan Stanley
--------------------------------------------------------------------------------
Client Strategy Guide: May 2009 Offerings                                Page 16
--------------------------------------------------------------------------------

Leverage Performance Investments
--------------------------------------------------------------------------------
Offering              o Buffered PLUS(SM) based on the iShares(R) MSCI EAFE
                      Index Fund (EFA)
--------------------------------------------------------------------------------
Strategy            Leveraged exposure to an underlying asset up to a cap, with
Overview            full downside exposure to the extent losses exceed the
                    buffer amount at maturity

                    May be appropriate for investors who anticipate moderate
                    price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against
                    depreciation of the underlying asset at maturity
--------------------------------------------------------------------------------
Risk                No principal protection
Considerations
                    Full downside exposure to the underlying index beyond the
                    buffer amount

                    Appreciation potential is limited to the maximum payment at maturity

                    Does not provide for current income; no interest payments
--------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                       Morgan Stanley

Underlying                   iShares(R) MSCI EAFE Index Fund (EFA)

Maturity Date                May 20, 2011 (2 Years)

Leverage Factor              200%

Buffer Amount                10%

Payment at Maturity          o If the Final Share Price is greater than the
                             Initial Share Price:

                                  o  $10 + the Leveraged Upside Payment

                             In no event will the payment at maturity exceed the
                             Maximum Payment at Maturity.

                             o If the Final Share Price is less than or equal to
                             the Initial Share Price but has decreased from the
                             Initial Share Price by an amount less than or equal
                             to the Buffer Amount of 10%:

                                  o  $10

                             o If the Final Share Price is less than the Initial
                             Share Price and has decreased from the Initial
                             Share Price by an amount greater than the Buffer
                             Amount of 10%:

                                 o ($10 x the Index Performance Factor) + $1.00

                             This amount will be less than par. However, under
                             no circumstances will the payment at maturity be
                             less than $1.00 per Buffered PLUS.

Leveraged Upside Payment     $10 x Leverage Factor x Index Percent Increase

Share Percent Increase       (Final Share Price - Initial Share Price) / Initial
                             Share Price

Maximum Payment at Maturity  $15.40 to $15.90 per Buffered PLUS (154% to 159% of
                             the stated principal amount), to be determined on
                             the pricing date

Minimum Payment at Maturity  $1.00 per Buffered PLUS (10% of the stated
                             principal amount)

Share Performance Factor     Final Share Price / Initial Share Price

Issue Price                  $10 per Buffered PLUS

Listing                      The Buffered PLUS will not be listed on any
                             securities exchange.

Expected Pricing Date(1)     This offering is expected to close for ticketing on
                             Thursday - May 21, 2009

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley may close the deal prior to, or postpone, the Expected
     Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2009
                                                                            p16

Morgan Stanley
Client Strategy Guide: May 2009 Offerings Page 17

Leverage Performance Investments

Offering ○ Bull PLUS[SM] based on the iShares® FTSE / Xinhua China 25 Index Fund (FXI)

Strategy Overview	✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® FTSE / Xinhua China 25 Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® FTSE / Xinhua China 25 Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	iShares® FTSE / Xinhua China 25 Index Fund (FXI)
Maturity Date	June 21, 2010 (13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price - Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$14.10 to $14.60 (141% to 146% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is **greater than** the Initial Share Price: ○ $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is **less than or equal** to the Initial Share Price: ○ $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2009

Morgan Stanley

Client Strategy Guide: May 2009 Offerings

Page 18

Leverage Performance Investments

Offering ○ Buffered PLUS[SM] based on the Price of Gold

Strategy Overview	✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure, to the extent losses exceed the buffer amount at maturity. ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying index beyond the buffer amount ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured debt obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Price of Gold
Maturity Date	May 31, 2011 (2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Gold Price is **greater than** the Initial Gold Price: ○ $1,000 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Gold Price is **less than or equal** to the Initial Gold Price but has **decreased** from the Initial Gold Price by an amount **less than or equal** to the Buffer Amount of 10%: ○ $1,000 • If the Final Gold Price is **less than** the Initial Gold Price and has **decreased** from the Initial Gold Price by an amount **greater than** the Buffer Amount of 10%: ○ ($1,000 x the Index Performance Factor) + $100 *This amount will be less than par. However, under no circumstances will the payment at maturity be less than $100 per Buffered PLUS.*
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Gold Percent Increase	(Final Gold Price – Initial Gold Price) / Initial Gold Price
Maximum Payment at Maturity	$1,400 to $1,450 per Buffered PLUS (140% to 145% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$100 per Buffered PLUS (10% of the stated principal amount)
Gold Performance Factor	Final Gold Price / Initial Gold Price
Issue Price	$1,000 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – May 21, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2009

Morgan Stanley
-------------------------------------------------------------------------------
Client Strategy Guide: May 2009 Offerings                               Page 19
-------------------------------------------------------------------------------

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                       May 2009
                                                                            p19

                                                                 Morgan Stanley
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Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest
The applicable issuer, its affiliates and/or Morgan Stanley may be market participants. The applicable issuer, one or more of its affiliates or Morgan
Stanley or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific
Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or
Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment.
Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

You can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the equity-linked CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits.
FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                       May 2009
                                                                            p20

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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by Morgan Stanley & Co.
Incorporated ("Morgan Stanley"), but is not a product of Morgan Stanley's
Equity or Fixed Income Research Departments.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in
Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and
is distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated
are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's(R)," "S&P(R)", "S&P 500(R)" and "Select Sector SPDR(R) " are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by
S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial Average(SM)", are service marks of Dow
Jones & Company, Inc. and have been licensed for use for certain purposes by
Morgan Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS", "Dow Jones-UBS Commodity Index(SM)", "DJ-UBS(SM)" and
"DJ-UBSCI(SM)" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities
LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

Copyright (C) by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2009
                                                                            p21